Exhibit 32.1
CERTIFICATION
Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Park Brady
Park Brady Chief Executive Officer
Dated: February 28, 2014